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                                                                                        OMB APPROVAL
                                  UNITED STATES                               --------------------------------
                       SECURITIES AND EXCHANGE COMMISSION                      OMB Number:          3235-0059
                             WASHINGTON, D.C. 20549                            Expires:       August 31, 2004
                                                                               Estimated average burden
                                                                               hours per response.......14.73
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                                  SCHEDULE 14A

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [ ]  Filed by a Party other than the Registrant [X]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE
    14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[X] Soliciting Material Pursuant to Section 240.14a-12

                            New Frontier Media, Inc.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                 Edward J. Bonn
-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       (1)       Title of each class of securities to which transaction applies:

                 --------------------------------------------------------------

       (2)       Aggregate number of securities to which transaction applies:

                 --------------------------------------------------------------

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Rule 0-11 (3) (set forth the amount on which the filing fee is calculated and state how it was determined):

                 --------------------------------------------------------------

       (4)       Proposed maximum aggregate value of transaction:

                 --------------------------------------------------------------

       (5)       Total fee paid:

                 --------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1)       Amount Previously Paid:

                 --------------------------------------------------------------

       (2)       Form, Schedule or Registration Statement No.:

                 --------------------------------------------------------------

       (3)       Filing Party:

                 --------------------------------------------------------------

       (4)       Date Filed:

                 --------------------------------------------------------------

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                                                            Contact: Todd Kehrli
                                                                  MKR Group, LLC
                                                                (310) 314 - 3800


FOR IMMEDIATE RELEASE


             CALIFORNIA SUPERIOR COURT ISSUES TEMPORARY RESTRAINING
               ORDER PROHIBITING MANAGEMENT OF NEW FRONTIER MEDIA
                        FROM ALTERING POTENTIAL EVIDENCE


BOULDER, CO, June 13, 2002 - The California Superior Court for the County of Los Angeles yesterday issued a temporary restraining order to prevent New Frontier Media, Inc. (Nasdaq: NOOF) and its officers, agents and employees from reformatting hard drives of any computers in their control, unless certain court imposed procedures are followed. This matter was brought before the Superior Court on an expedited basis in connection with the action recently brought by New Frontier Media against Edward Bonn, Bradley Weber and others.

At an ex parte hearing before the Superior Court, Mr. Weber and his counsel alerted the court to alterations being made by New Frontier Media to the hard drives of its computers that may contain important evidence relating to this case. These alterations raised suspicion because they were undertaken by New Frontier Media shortly after its complaint was initially filed. Based on arguments by counsel and affidavits provided by certain former employees of the company, the Superior Court issued the temporary restraining order, pending a full hearing on the matter currently scheduled for July 3, 2002.

"I trust that management is now beginning to understand that this is a time of heightened scrutiny and not the time for improper conduct that impairs the legal process or frustrates the will of shareholders," stated Mr. Edward Bonn.

Mr. Bonn beneficially owns approximately 19% of the outstanding shares of New Frontier, most of which were acquired in 1999 in connection with New Frontier's acquisition of its Internet operations. Mr. Bonn is currently a director of New Frontier Media and is seeking the removal of the current board of directors and election of a new slate of directors.

MR. BONN HAS FILED A PRELIMINARY PROXY STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION RELATING TO THE SOLICITATION OF PROXIES FROM THE SHAREHOLDERS OF NEW FRONTIER MEDIA FOR USE AT A SPECIAL MEETING OF NEW FRONTIER MEDIA SHAREHOLDERS. MR. BONN STRONGLY ADVISES ALL NEW FRONTIER MEDIA SHAREHOLDERS TO READ THE DEFINITIVE PROXY STATEMENT WHEN IT IS AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. THE PRELIMINARY PROXY STATEMENT IS AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN MR. BONN'S PROXY SOLICITATION IS CONTAINED IN AMENDMENT NO. 1 TO THE PRELIMINARY PROXY STATEMENT, FILED ON JUNE 6, 2002.

                                       ###